Exhibit 10.2

LANDLORD CONSENT TO SUBLEASE

THIS LANDLORD CONSENT TO SUBLEASE (this “Consent Agreement”) is entered into as of July 11, 2005, by and among SFERS REAL ESTATE CORP. U a Delaware corporation (“Landlord”), and VERISITY DESIGN, INC., a California corporation (“Sublandlord”), and CONCEPTUS, INC., a Delaware corporation (“Subtenant”).

RECITALS:

A.                                   Landlord, as landlord, and Sublandlord, as tenant, are parties to that certain Multi-Tenant Industrial Net Lease, dated April 14, 2004, as amended by that certain First Amendment dated June 29, 2005 (as so amended, the “Lease”), pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 58,242 rentable square feet of space (the “Premises”) within the building located at 331 East Evelyn Avenue, Mountain View, California 94039 (the “Building”).

B.                                     Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated as of June 28, 2005 and attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease to Subtenant the entire Premises (the “Sublet Premises”).

C.                                     Sublandlord and Subtenant have requested Landlord’s consent to the Sublease.

D.                                    Landlord has agreed to give such consent upon the terms and conditions contained in this Consent Agreement.

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1.                                       Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease with respect to Landlord and/or the Sublet Premises shall not be modified without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

2.                                       Representations.  Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease and this Consent Agreement.  Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Consent Agreement.

3.                                       Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.  Notwithstanding the foregoing, to the extent the same is legally permissable, Sublandlord may satisfy such insurance obligation for itself and on behalf of Subtenant.

4.                                       No Release.  Nothing contained in the Sublease or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly

Verisity Conceptus Consent to Sublease - 3

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understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5.                                       Administrative Fee.  Sublandlord shall pay to Landlord the sum of $1,000.00, plus the reasonable attorneys fees and costs incurred by Landlord, subject to the terms of Section 9.6 of the Lease, in consideration for Landlord’s review of the Sublease and the preparation and delivery of this Consent Agreement, and shall deliver such amount to Landlord with the Monthly Installment of Rent payable for the month of August, 2005.

6.                                       No Transfer.  Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

7.                                       Lease.

(a)                                  The parties agree that the Sublease is subject and subordinate to the terms of the Lease, and all terms of the Lease, other than Sublandlord’s obligation to pay Monthly Installments of Rent, are incorporated into the Sublease.  In no event shall the Sublease or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease.  It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties.  Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease.

(b)                                 Without limiting the scope of the foregoing, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease.  As an accommodation to Sublandlord and Subtenant,  Landlord hereby consents to the construction of the alterations described in plans (the “Plans”) attached as Exhibit “F” to the Sublease (the “Sublease Alterations”), provided that Landlord’s consent to such Sublease Alterations shall be subject to the following terms and conditions:  (i) Sublandlord and Subtenant shall have complied with all of the terms and conditions of Article 6 of the Lease, including, without limitation, approval by Landlord of any amendment to the Plans and of the contractors to be retained to perform the Sublease Alterations; (ii) the Sublease Alteration shall be performed in accordance with the Plans and with the specifications set forth in Exhibit B attached hereto; (iii) Sublandlord shall not be required to remove any portion of the Sublease Alterations described on the Plans with respect to the second floor of the Sublet Premises, so long as such Sublease Alterations comply with the specifications set forth in Exhibit B hereto; (iv) Sublandlord shall be required to remove the portion of the Sublease Alterations described on the Plans with respect to the first floor of the Sublease Premises and shall restore the first floor of the Sublet Premises to the condition existing prior to the installation of such Sublease Alterations, all in accordance with the terms of Articles 6 and 26 of the Lease; and (v) except as expressly set forth in clause (iii) above, Landlord hereby reserves any and all rights Landlord may have under the Lease to approve any alterations or improvements to the Sublet Premises, and Landlord may, in its sole discretion, refuse to release Sublandlord from any obligation under the Lease to remove alterations or improvements performed by Subtenant in the Sublet Premises and Landlord further reserves the right to condition any such approval or release on Landlord’s receipt of adequate security from Subtenant to ensure the removal and restoration of such alterations or improvements. Sublandlord shall be responsible for all elements of the design of the Plans and any amendments thereto (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Sublet Premises and the placement of Subtenant’s furniture, appliances and equipment), and Landlord’s approval of such Plans shall in no event relieve Sublandlord of the responsibility for such design. Notwithstanding the foregoing, Subtenant agrees for the benefit of Sublandlord and Landlord that prior to the termination or earlier expiration of the term of the Sublease, Subtenant shall remove, at Subtenant’s sole cost at expense, all of Subtenant’s alterations and improvements on the first floor of the Sublet Premises, as Landlord requires Sublandlord to remove pursuant to this Section 7(b); provided that Subtenant’s failure to perform such removal shall not in any way excuse or otherwise limit Sublandlord’s obligation to remove such alterations in accordance with this Section 7(b).

(c)                                  Landlord hereby consents to Subtenant’s permitted use of the Sublet Premises described in Section 1.10 of the Sublease, so long as such use complies with all of the terms and conditions of the Lease, including without limitation Article 1 of the Lease.

8.                                       Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease.  Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.

9.                                       Attornment. If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease.  In the event of any such election by Landlord, Landlord will not be (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Sublease without the written consent of Landlord, (e) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandord agreed would be transferred to Subtenant or which Sublandlord agreed could be used by the Subtenant during the term of the Sublease, or (f) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder. The terms of this Section 9 supercede any contrary provisions in the Sublease.

10.                                 Payments Under the Sublease. If at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed first applied against any sums owed by Sublandlord under the Lease and then against Subtenant under the Sublease.  Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

11.                                 Excess Rent. If Landlord is entitled to any excess rent from Sublandlord pursuant to the terms of the Lease, then, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Lease, in the manner described in the Lease. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

12.                                 Sublandlord Notice Address. Sublandlord’s new address for notices to Sublandlord under the Lease shall be as follows: Verisity Design, Inc., c/o Cadence Design Systems, Inc., 2655 Seely Avenue, San Jose, California 95134.

13.                                 Authority.  Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14.                                 Limitation Of Landlord’s Liability.  Redress for any claim against Landlord under this Consent Agreement shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building.  The obligations of Landlord under this Consent Agreement, if any, are not intended to be and shall not be personally binding on, nor shall any resort be had to the

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private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Sublandlord and/or Subtenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

LANDLORD:		SUBLANDLORD:

SFERS REAL ESTATE CORP. U,		VERISITY DESIGN, INC.,
a Delaware corporation		a California corporation

By:	RREEF Management Company, a	By:	/s/ James J. Cowie
Delaware corporation, its Property		Name:	JAMES J. COWIE
Manager		Title:	ASST. SECRETARY

By:	/s/ James H. Ida	By:	/s/ [ILLEGIBLE]
Name: James H. Ida		Name:	[ILLEGIBLE]
Title: Vice President, District Manager		Title:	VICE PRESIDENT

SUBTENANT:

CONCEPTUS, INC., a Delaware corporation

		By:	/s/ Mark M. Sieczkarek
		Name:	MARK M. SIECZKAREK
		Title:	CEO/PRESIDENT

		By:	/s/ [ILLEGIBLE]
		Name:	[ILLEGIBLE]
		Title:	EVP & CFO

[SIGNATURES CONTINUE ON NEXT PAGE]

CONSENT OF GUARANTOR

The undersigned, Cadence Design Systems, Inc., a Delaware corporation, hereby (i) acknowledges this Consent Agreement, (ii) consents to the terms and conditions contained in this Consent Agreement, and (iii) reaffirms all of the undersigned’s obligations to guarantee the performance by Tenant of the provisions of the Lease, pursuant to that certain Guaranty dated July 7, 2005 made by the undersigned in favor of Landlord, and all of the waivers set forth therein of defenses to such obligations.

CADENCE DESIGN SYSTEMS, INC., a Delaware
Corporation

By:	/s/ David Trvaso
Name:	DAVID TRVASO
Title:	V.P. N.A. [ILLEGIBLE]
Dated:	JULY 19, 2005

By:	/s/ John Paul Bruno
Name:	John Paul Bruno
Title:	Vice President Real Estate & [ILLEGIBLE]
Dated:	7/19/05, 2005

EXHIBIT A

SUBLEASE AGREEMENT

[attached hereto]

/s/ [ILLEGIBLE]
Initials

A-1

EXHIBIT B

DESCRIPTION OF SUBLEASE ALTERATIONS

The area of work in the Sublease Premises on the first floor occurs between column lines A and D and 4 and 9 as depicted on the attached Floor Plans. The shaded areas of the attached Floor Plans for the first floor on the new construction plan are as shaded in the existing plan. The shaded areas are the cafeteria (not in contract) and existing office area which does not receive any new work.

The new construction on the first floor will consist of expanding the existing shipping and receiving area (designated as the warehouse) and removing some existing offices to accommodate construction of a Machine Shop, R & D and Wet Lab and the existing prefabricated CER room to be relocated from Conceptus’s current facilities.

On the second floor, the work consists of combining two existing conference rooms into 1 (at column line F between column lines 3 and 5) and reworking an enclosed office area to a training room (at column line C, between column lines 5 and 7).

/s/ [ILLEGIBLE]
Initials

EXISTING FLOOR PLAN

FIRST FLOOR

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Initials

EXISTING FLOOR PLAN

SECOND FLOOR

/s/ [ILLEGIBLE]
Initials

CONCEPTUS NEW CONSTRUCTION - FIRST FLOOR

/s/ [ILLEGIBLE]
Initials

CONCEPTUS NEW CONSTRUCTION - SECOND FLOOR

/s/ [ILLEGIBLE]
Initials